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                                                                  EXHIBIT 10.41

                         LOWER COLORADO RIVER AUTHORITY

                           WHOLESALE POWER AGREEMENT


                                   AGREEMENT

         This AGREEMENT, made and entered into by and between LOWER COLORADO RIVER AUTHORITY (hereinafter called "Authority"), a corporation created and existing under and by virtue of the Lower Colorado River Authority Act of 1934, as amended, (here-inafter called "LCRA Act"), and MCCULLOCH ELECTRIC COOPERATIVE, INC. (hereinafter called "Distributor").

                              W I T N E S S E T H:

         The LCRA Act authorizes the Authority to sell electric power and energy under the terms and conditions of the Act. The Act Prescribes that such electric power and energy shall be primarily for the benefit of the people of the area served by the Authority at the lowest practical rates. The Distributor presently owns and operates an electric distribution system and now purchases electric power and energy from the Authority. The Distributor desires to continue to purchase from the Authority and the Authority desires to continue to sell to Distributor electric power and energy according to the terms of this agreement.

         In lieu of all preexisting and presently outstanding agreements, for the sale and purchase of such electric power and energy, for and in consideration of the mutual covenants and agreements herein contained, the Authority and Distributor agree as follows:

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         1. TERM OF AGREEMENT: This agreement shall be for a term of twenty-two (22) years from the effective date hereof and successive periods of twenty-five years thereafter unless either party has notified the other in writing prior to the end of the seventeenth year of the original or the twentieth year of any succeeding term that it intends to terminate this agreement. Immediately following the end of the sixteenth year of the original or the nineteenth year of any succeeding term, the Authority will notify Distributor of the right of termination.

         2. POWER SUPPLY: Beginning with the effective date of this agreement and for the term thereof, Authority will supply electric power and energy to Distributor for its own use and for resale to customers of its electric distribution system, and Distributor agrees to purchase from Authority, and Authority agrees to furnish the electric power and energy requirements of Distributor up to the maximum number of kilowatts (Kw) as set forth in Exhibit A, subject to all the terms and conditions of this agreement.

         The electric energy to be delivered hereunder shall be at a frequency of approximately 60 Hertz (cycles per second) and shall be delivered at the voltage as stipulated in Exhibit A (with reasonable variations). The points of delivery, the delivery voltages, and the contract loads (Kw) are set out in Exhibit A attached hereto. Changes in location of points of delivery, voltages, contract loads, and the addition of new points of delivery or the deletion of existing points of delivery shall become effective upon the execution of a new Exhibit A by the parties hereto.

                                       2.
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         Each point of delivery established in the future shall be metered and billed separately at the voltage stipulated in Exhibit A or as otherwise agreed upon by the parties.

         It is agreed by the parties hereto that all electric power and energy delivered and purchased under this agreement shall be consumed wholly within the State of Texas.

         When electric power and energy is required by Distributor and is not scheduled to be delivered by Authority from its own facilities and therefore must be delivered or supplied by a party other than Authority, then regardless of any other provision of this agreement which might be construed to the contrary, the responsibility of Authority to deliver such electric power and energy to Distributor is limited to the power and energy that is delivered or supplied by said other party and there shall be no liability on Authority for failure on the part of said other party to deliver or supply the electric power and energy requirements of Distributor; however, Authority will use diligence in exercising its rights under any existing contract with said other party which provides that such electric power and energy is to be delivered or supplied to Distributor.

         It is understood that if the contract between the Authority and such other party expires prior to the expiration date of this agreement, Authority will endeavor to work out a contract with said other party (which contract must be satisfactory to each -- the other party, the Authority, and the Distributor) whereby such electric power and energy can continue to be made available to Distributor during the remainder of the term of this agreement and if no such mutually satisfactory contract can be negotiated, then all obligations of Authority to

                                       3.
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Distributor with respect to such electric power and energy shall cease;
provided, however, Authority will use all reasonable means to continue to supply the power and energy requirements of Distributor.

         3. SCHEDULE OF RATES:

         A. The initial Rate Schedule attached hereto as Exhibit C, identified as Authority's "Wholesale Power Rate Schedule WP-1", which is made a part hereof by this reference, shall be used to determine the amount to be received by Authority, except with respect to the minimum charges applicable to certain delivery points now in existence for all electric power and energy delivered to Distributor during the term of this agreement, unless during said term there is placed in effect a revision thereof as provided in this agreement in which event such revised schedule shall be used thereafter in place of the initial Schedule of Rates for determining the amount to be received by the Authority. The minimum bill provision contained in said Schedule of Rates and Charges will apply in all cases unless a modification thereof with respect to certain delivery points now in existence is provided for in Exhibit A of this agreement.

            Also attached and made a part hereof is Exhibit C-1 identified as "Surcharges". Payments thereunder to be made by Distributor to Authority shall be limited as provided therein.

         B. All revisions or modifications of rate schedules and any modification of the terms of this contract shall be under the circumstances set forth and according to the procedures described in the General Terms and Conditions of this contract. In the event of any dispute arising under this

                                       4.
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agreement with respect to the Authority's Schedule of Rates and Charges then in effect for service rendered to Distributor, Distributor shall, during the pendency of the dispute, pay Authority in accordance with the rates and charges applied by the Authority in accordance with this contract. Upon final determination of the matter the Authority will refund to Distributor the amounts, if any, that have been determined to have been incorrectly billed.

         The rates specified herein shall be subject to a credit applicable only to certain Distributors who are financed in whole or part by the Rural Electrification Administration in accordance with the provisions of Exhibit B attached hereto. This provision shall terminate on June 30, 1982, and shall have no force and effect thereafter.

         4. NONWAIVER AND FUTURE DEFAULT. No waiver by either Authority or Distributor of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.

         5. PAYMENT TO THE AUTHORITY FOR ELECTRIC POWER AND ENERGY DELIVERED:
Distributor agrees to pay Authority each month for electric power and energy in accordance with the terms and conditions of this agreement.

         6. LIABILITY: The Distributor assumes all responsibility for the electric power and energy after delivery and agrees to protect and save Authority harmless from all liability growing out of any injury or damages to persons or property occurring on Distributor's System, except liability resulting from or growing out of Authority's misconduct or negligence.

                                       5.
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         7. GENERAL TERMS AND CONDITIONS: The General Terms and Conditions
attached hereto as Exhibit D or any revision thereof which are then in effect with respect to service rendered under this agreement are incorporated herein by reference and are made a part of the contract.

         8. AGREEMENT NOT TRANSFERABLE: Neither this agreement nor any interest therein shall be transferable or assignable by either party hereto without the written consent of the other party; however, if Distributor is financed in whole or part by the Rural Electrification Administration, it may assign its interests herein to the United States Government, without prior written consent of the other party. Except as herein limited, this agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties respectively.

         9. RIGHT OF TERMINATION: Notwithstanding any other right or remedy provided hereunder and as an additional right and remedy, in the event Distributor fails or refuses to pay any monthly bill in accordance with the provisions of Paragraphs 3 and 5 set out hereinabove, Authority shall have the right upon thirty (30) days written notice to Distributor, to refuse to deliver or supply electric power and energy to Distributor until Distributor has made such payment.

         10. FORCE MAJEURE AND REMEDIES: Neither Authority nor Distributor shall be liable in damages to the other for any act, omission or circumstances occasioned by or in consequence of any acts of God, strikes, lockouts, acts of public enemy,

                                       6.
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war blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of rulers and people, civil disturbances, explosions, breakage, or accident to machinery or other equipment, or the binding order of any court or governmental authority which has been resisted in good faith by all reasonable legal means. A failure to settle or prevent any strike or other controversy with employees or with anyone purporting or seeking to represent employees shall not be considered a matter within the control of the party claiming force majeure.

            In the event of the exercise of force majeure under the foregoing paragraph, the party claiming the difficulty shall promptly notify a responsible representative of the other of the nature of the occurrence and its expected duration so that the other party may minimize the effect of the force majeure condition on its own system.

          No such occurrence shall relieve Distributor of its obligations to pay for electric power and energy heretofore delivered hereunder.

         11. RETAIL RATES: It is agreed and understood that as between the parties to this agreement and during the term thereof, Distributor shall have the right to establish, as it deems appropriate, the rates charged by it to any of its customers and Authority shall have no responsibility with respect thereto; however, Distributor agrees that such rates will be sufficient to enable Distributor to meet its obligations to Authority under this agreement.

                                       7.
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         12. LCRA ACT: In the event any provision of this agreement is found to be in conflict with any provision of the LCRA Act, the Act shall prevail.

         13. UNIFORM RATE CLAUSE: If at any time during the term of this agreement Authority, pursuant to a separate term of contract, should supply electricity to any rural electric cooperative or to any municipality other than the City of Austin and the City Public Service Board of the City of San Antonio at a lower rate than set forth in Exhibit C Wholesale Power Rate Schedule WP-1 during the time covered thereby and for equal demand and consumption, for transmitted energy, and where the period of time covered by the term of contract is substantially the same, and other conditions of service are substantially equal, said lower rate shall be made available to Distributor so long as such lower rate schedule shall be given under said substantially equal circumstances to any other cooperative or municipality, so long as this agreement is in force; it being understood that this paragraph does not apply where power and energy is being sold on an emergency rate, or dump rate, or inadvertent flow basis, nor to contracts with the Cities of Austin and San Antonio.

         14. EFFECTIVE DATE: The parties hereto agree that this agreement is effective as of June 25, 1977.

         15. APPROVAL BY ADMINISTRATOR: The parties hereto agree that this agreement shall become effective only upon approval by the Administrator of the Rural Electrification Administration of the United States of America.

                                       8.
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         IN TESTIMONY WHEREOF, the parties hereto have caused this agreement to be executed and attested by their duly authorized officers, in five original counterparts

                                       LOWER COLORADO RIVER AUTHORITY

                                       By: /s/ [ILLEGIBLE]
                                          -----------------------------
                                               General Manager

ATTEST:

/s/ Doughty L. Miller                  Date: 8-5-77
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                                       McCULLOCH ELECTRIC COOPERATIVE, INC.



ATTEST:                                By: /s/ Delbert Connaway
                                          -----------------------------



/s/ Merle E. Taylor                    Date: 8-11-77
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APPROVED:


-----------------------------
Administrator of the
Rural Electrification
Administration of the
United States of America




                                       9.